                                                                    EXHIBT 10.14


THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN.


                               PROMISSORY NOTE

$3,000,000.00                 New York, New York                   March 2, 2000

     FOR VALUE RECEIVED, the undersigned, i2v2.com Inc., a Delaware corporation (the "Maker"), hereby promises to pay to the order of eVentures Group, Inc., a Delaware corporation (the "Payee"), or its registered assigns, the principal sum of Three Million and no/100 Dollars ($3,000,000.00), with interest on the unpaid balance thereof from date of advancement until maturity or the date of prepayment in full at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America, at the address of Payee as set forth in this Note, or at such other place within Dallas County, Texas as from time to time may be designated by the holder of this Note.

     1. Interest. The unpaid principal of this Note from time to time outstanding shall bear interest prior to maturity or the date of prepayment in full at the rate equal to the lesser of (i) 7% per annum (the "Applicable Rate") or (ii) the maximum interest rate permitted under applicable law (the "Maximum Rate").

          (a) The unpaid principal of and, to the extent permitted by applicable law, unpaid interest on this Note from time to time outstanding shall bear interest from and after maturity at the rate (the "Default Rate") per annum that is 300 basis points above the Applicable Rate, provided that in no event shall such interest rate be more than the Maximum Rate. Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to Maker at any time after the occurrence of a Default (as defined herein), from and after such notice and during the continuance of such Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

          (b) All interest accruing under this Note shall be calculated on the basis of the actual number of days elapsed over a 365 or, if applicable, a 366 day year. Maker shall make each payment which it owes hereunder not later than 12:00 Noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by Payee after such time will be deemed to have been made on the next following business day. As used in this paragraph, the term "business day" shall mean a day on which commercial banks are open for business with the public in Dallas, Texas.

          (c) Interest on the unpaid principal balance of this Note shall be due and payable in a single installment on September 1, 2000 (the "Maturity Date"), on which date all unpaid principal of and accrued interest on this Note shall be due and payable.

          (d) Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, interest accruing at the Default Rate, and other charges; provided, however, that upon delinquency or other Default under this Note, Payee reserves the right to apply payments among principal, interest, Default Rate interest, collection costs and other charges, at its discretion.

     2. Default. If Payee or any guarantor (a "Guarantor") under a guaranty of all or part of the indebtedness evidenced by this Note (the "Indebtedness"): (a) fails to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, including without limitation, any installment of principal and/or interest when due under this Note; or (b) fails to comply in any material respect with any of the terms or provisions of any agreement between Maker or any Guarantor and Payee; or (c) becomes insolvent or is the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, ceases doing business as a going concern, or is the subject of a dissolution, merger or consolidation; or (d) if any warranty or representation made by Maker or any Guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete in any material respect; or (e) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement or other agreement with Payee relating to all or any part of the Indebtedness; or (f) if there is any failure by Maker or any Guarantor to pay when due any of its other indebtedness for money loaned to Maker or any such Guarantor (i.e., other than the Indebtedness) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) if Payee deems itself insecure believing that the prospect of payment of this Note or any of the Indebtedness is impaired; or (h) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon Maker or any Guarantor, then Payee, upon the occurrence of any of these events (each, a "Default"), may at its option and without prior notice to Maker or Guarantor (or any of them), (i) declare any or all of the principal balance hereof and the interest accrued hereon to be immediately due and payable, (ii) set off against the Indebtedness any amounts owing by Payee to Maker or the Guarantor (or any of them), (iii) charge interest at the Default Rate provided herein and (iv) exercise any one or more of the rights and remedies granted to Payee by this Note or any agreement with Maker or any Guarantor (or any of them) or available to it under applicable law or in equity, as Payee may determine in its sole discretion. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim. During the existence of a Default, which remains uncured beyond any applicable notice, cure or grace period, the holder of this Note or any part thereof shall have the option of declaring the principal balance hereof and the interest accrued hereon to be immediately due and payable.

     3. Prepayment. Subject to the Holder's conversion rights as set forth in
Section 4, Maker shall have the right to prepay without penalty at any time and from time to time prior to maturity, all or any part of the unpaid principal balance of this Note and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal. Maker shall provide any person who is the holder of this Note (the "Holder") with at least five days' prior written notice of prepayment.

     4. Conversion.

          (a) The Holder shall have the right, at the Holder's option, at any time prior to payment in full of the principal balance of this Note (but only in connection with an Equity Financing (as defined herein) or on the Maturity
Date), to convert this Note, in accordance with the provisions of Section 4(c) hereof, in whole or in part, into fully paid and nonassessable shares of common stock in Maker, par value $0.001 per share ("Common Stock"). The number of shares of Common Stock into which this Note may be converted (the "Conversion Shares") shall be determined by dividing the aggregate unpaid principal amount of this Note, together with all accrued interest to the date of conversion, by the Conversion Price (as defined herein) in effect at the time of such conversion.

          (b) The "Conversion Price" shall be determined as follows:

               (i) In the event that the Indebtedness is converted into Common Stock in connection with a private placement or public offering of equity securities of Maker that closes prior to the Maturity Date (each, an "Equity Financing," and the closing date of such Equity Financing being hereinafter referred to as the "Reference Financing Date"), the Conversion Price shall be an amount equal to 95% of the amount received by Maker for each share of Common Stock issued in the Equity Financing (and in the case if an Equity Financing that involves the placement of securities convertible into Common Stock, the Conversion Price shall be an amount equal to 95% of the amount received by Maker for each common share equivalent issued in the Equity Financing).

               (ii) In the event that the Indebtedness is converted into Common Stock at the Maturity Date (or thereafter, if the Maturity Date is extended by Payee), the Conversion Price shall be an amount equal to the value of one share of Common Stock calculated on the basis of a Company Valuation (as defined herein) of $50,000,000. For purposes of the foregoing, "Company Valuation" means the price per share of Common Stock (or common share equivalent) that would be paid to acquire all equity securities of Maker on a fully diluted basis after adding the amount attributable to any indebtedness other than trade debt and the unpaid principal amount of, and accrued interest on, the Indebtedness.

Maker agrees to give the Holder at least ten days' prior written notice of the terms and conditions, and of the proposed closing date, of each Equity Financing. Notwithstanding the provisions of Section 4(b)(ii), Maker acknowledges that Payee has no obligation to extend the Maturity Date.

          (c) Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall give written notice by mail, postage prepaid, to Maker at its principal corporate office, of the election to convert the same pursuant to this Section 4, and shall state therein the name or names in which the certificate or certificates for Conversion Shares are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date on which such written notice is effective, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

          (d) As promptly as practicable after the conversion of this Note, Maker at its expense will issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

          (e) No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to the Holder upon the conversion of this Note, Maker shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to this
Section 4, Maker shall, at its expense and as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of whole shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Maker), together with any securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Maker shall be obligated to pay the Holder, within ten days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion.

          (f) If less than the entire unpaid principal amount of the Note is converted into Common Stock, a replacement Note of like tenor shall be issued to evidence the remaining unpaid principal amount of the Note, such re-issued Note to be delivered to the Holder against delivery to Maker of the Note which has been partially converted.

          (g) The Conversion Shares shall be subject to the following registration rights: (i) the Conversion Shares shall be included in the registration rights granted in connection with the Equity Financing if more favorable that those granted under the Registration Rights Agreement (herein so called) dated as of June 25, 1999, between Maker and IEO Holdings Limited; or
(ii) the Conversion Shares shall be entitled to the same registration rights as "Registrable Securities," as defined and described in the Registration Rights Agreement. Upon request by Maker within 90 days after the Equity Financing (except with respect to the first Equity Financing to occur subsequent to the date hereof), which request shall provide a summary in reasonable detail of such Equity Financing, Payee will advise Maker as to whether the Conversion Shares will be subject to the registration rights granted in clause (i) or clause (ii) above.


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


     5. Conversion Price Adjustments.

          (a) In the event that Holder elects to convert this Note in connection with an Equity Financing:

               (i) In the event Maker should at any time or from time to time after a Reference Financing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

               (ii) If the number of shares of Common Stock outstanding at any time after a Reference Financing Date is decreased by a combination of the outstanding shares of Common Stock or a consolidation, by reclassification or otherwise, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

          (b) If the Common Stock issuable on conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a stock split, subdivision or combination of shares provided for above), the Holder shall, upon the conversion of this Note, be entitled to purchase, in lieu of the Common Stock which the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on conversion of this Note immediately prior to such change.

          (c) In the event of:

               (i) Any taking by Maker of a record of the holders of any class of securities of Maker for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (ii) Any capital reorganization of Maker, any reclassification or recapitalization of the capital stock of Maker or any transfer of all or substantially all of the assets of Maker to any other person or any consolidation or merger involving Maker; or

               (iii) Any voluntary or involuntary dissolution, liquidation or winding up of Maker,

     then and in each such event Maker shall mail to the holder of this Note at least ten days prior to the earliest date specified therein, a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (y) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          (e) Maker shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the holder of this Note, Maker will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          (f) Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 5, Maker at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based. Maker shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (i) such adjustments and (ii) the Conversion Price at the time in effect.

          (g) The form of this Note need not be changed because of any adjustment in the Conversion Price. A Note issued after any adjustment on any partial conversion or upon replacement may continue to express the same Conversion Price as is stated in this Note as initially issued, and the Conversion Price shall be considered to have been so changed as of the close of business on the date or dates of adjustment.

          (h) Maker will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Note set forth in this Section 5.

     6. Adjustments for Other Distributions. In the event Maker shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by Maker or other persons, assets (excluding cash dividends) or options or rights, then, in each such case, the Holder hereof shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock into which this Note is convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

     7. Representations and Warranties of Maker. Maker hereby represents and warrants to Payee, which representations and warranties shall survive the closing (the "Closing") of the advance contemplated hereby, regardless of what investigation, if any, Payee shall have made thereof prior to such closing, as follows:

          (a) Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Maker is duly licensed, qualified or domesticated as a foreign corporation and in good standing under the laws of each jurisdiction where the failure to be so licensed, qualified or domesticated would have a Material Adverse Effect (as defined herein).

          As used herein, the term "Material Adverse Effect," when used in connection with an individual, corporation, partnership, joint venture, unincorporated association, joint stock company, trust or other entity (each, a "Person") or any of such Person's subsidiaries, means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such Person and its subsidiaries taken as a whole.

          (b) Maker has all requisite power to execute and deliver this Note, to perform its obligations hereunder, and consummate the transactions contemplated hereby. The execution, delivery and performance of the obligations of Maker set forth in this Note and all other agreements and documents to be delivered by Maker at Closing shall be duly authorized by all necessary action (corporate or otherwise), and this Note has been duly executed and delivered and is, and each of the other agreements and documents to be delivered by Maker at Closing will be, when executed and delivered, legal, valid and binding agreements of Maker, enforceable against it in accordance with their respective terms. No other proceedings on the part of Maker are necessary to authorize the execution and delivery by Maker of this Note, the performance by Maker of its obligations hereunder, and the consummation by Maker of the transactions contemplated hereby.

          (c) The authorized capitalization of Maker consists solely of 20,000,000 shares of common stock, par value $0.00l per share ("Common Stock"), of which 11,251,514 shares are issued and outstanding (the "Shares"). The Shares constitute all of the issued and outstanding shares of capital stock of Maker. Except for options and warrants to acquire an aggregate of 2,178,586 shares of Common Stock granted pursuant to employment and other agreements, Maker is not obligated to issue or acquire any of its securities, and there are no outstanding rights, warrants, subscriptions, options or commitments to purchase or otherwise acquire from Maker any shares of capital stock in Maker or any securities or obligations convertible into or exchangeable for any shares of capital stock in Maker.

          (d) The execution, delivery and performance of this Note do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Maker or its properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a lien or encumbrance on any of the properties or assets of Maker pursuant to (i) any provision of Maker's Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Maker or any of its properties or assets may be bound or affected.

          (e) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is required by or with respect to Maker in connection with the execution and delivery of this Note by Maker, the performance by Maker of its obligations hereunder or the consummation by Maker of the transactions contemplated hereby, other than notice filings that may be required under applicable securities laws with respect to exemptions for nonpublic offerings. No consent, approval, waiver or other action by any Person under any contract, agreement, note, indenture, lease, instrument or other document is required or necessary for the execution, delivery and performance of this Note by Maker and the consummation of the transactions contemplated hereby.

          (f) Maker is in compliance with, and has conducted its business so as to comply with, all laws, rules and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply would, individually or in the aggregate, not have had and is reasonably expected not to have a Material Adverse Effect. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Maker or any of any of its properties.

          (g) Other than a lawsuit alleging patent infringement brought by Multi-Tech Systems Inc. (the "Multi-Tech Action"), there are currently no pending, and Maker has no has knowledge of any threatened, claims, lawsuits or administrative proceedings or investigations against Maker or to which any of the assets of Maker are subject.

          (h) Maker owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all liens, all Intellectual Property (as defined herein) used in connection with the operation of Maker as currently conducted or proposed to be conducted. Maker has taken or is in the process of taking all necessary and desirable action to maintain and protect each item of Intellectual Property that Maker owns or uses.

               (i) To the knowledge of Maker, Maker has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person (as defined herein), and, other than with respect to the Multi-Tech Action and a suit brought by Visitalk.com, none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Maker has ever received any charge, complaint, claim, demand or notice from any Governmental Entity or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Maker must license or refrain from using any Intellectual Property rights of any other Person) challenging the ownership, validity or effectiveness of any of the Intellectual Property used in connection with the operation of Maker or as proposed to be conducted, including any claim challenging or questioning the validity or effectiveness of any license, sublicense or agreement relating to such Intellectual Property, and Maker has no knowledge of any facts that might constitute a valid basis for any such charge, complaint, claim, demand or notice. To Maker's knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Maker.

               (ii) Maker has made available to Payee correct and complete copies of all patents, registrations and applications (as amended to date) of Maker and has made available to Payee correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item of Intellectual Property. All patents and registered trademarks, and other company, product or service identifiers and registered copyrights held by Maker are valid and subsisting.

               (iii) Maker has made available to Payee correct and complete copies of all trademarks, registrations and applications (as amended to date) of Maker and has made available to Payee correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item of Intellectual Property.

               (iv) Maker has made available to Payee correct and complete copies of all copyrights, registrations and applications (as amended to date) of Maker, and has made available to Payee correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item of Intellectual Property.

               (v) Maker has made available to Payee correct and complete copies of all licenses, agreements or other permissions (as amended to date) by which Maker has granted rights to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide, and has made available to Payee correct and complete copies of all written documentation evidencing the legality, validity and enforceability of each such license, agreement and other permission (if applicable). With respect to each item of Intellectual Property of the nature described in this Section 7(h)(v):

                    (A) Maker owns all right, title and interest in and to such item, free and clear of any lien;

                    (B) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (C) other than the Multi-Tech Action, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to Maker's knowledge after due inquiry, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

                    (D) Maker has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

                    (E) all licenses, agreements and other permissions pertaining to such item and all other rights to which Maker is entitled with respect thereto are in compliance in all respects with all applicable laws in all jurisdictions worldwide, including, without limitation, those pertaining to remittance of foreign exchange and taxes; and

                    (F) Maker has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any lien on, such item other than licenses granted in the ordinary course of business consistent with past practice; nor has Maker granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

               (vi) Maker has made available to Payee correct and complete copies of all licenses, sublicenses, agreements and other permissions (as amended to date) relating to each item of Intellectual Property that any Person other than Maker owns and that Maker uses pursuant to any license, sublicense, agreement or permission. With respect to each such item of Intellectual Property of the nature described in this Section 7(h)(vi):

                    (A) the license, sublicense, agreement or other permission covering such item is legal, valid, binding, enforceable and in full force and effect;

                    (B) no party to such license, sublicense, agreement or other permission is in breach or default thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute such a breach or default thereof or permit termination, modification or acceleration thereunder;

                    (C) no party to such license, sublicense, agreement or other permission has repudiated any provision thereof;

                    (D) with respect to each such sublicense, the representations and warranties set forth in clauses (A) through (C) above are true and correct with respect to the underlying license;

                    (E) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                    (F) other than the Multi-Tech Action, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to Maker's knowledge, threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                    (G) Maker has not granted any sublicense or similar right with respect to the underlying license, sublicense, agreement or other permission.

               (vii) To Maker's knowledge, the continued operation of the business of Maker as currently conducted or as proposed to be conducted does not and shall not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

               (viii) Maker has no knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Maker.

               (ix) Maker has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. Maker has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property. Maker has the exclusive right to file, prosecute and maintain all applications and registrations with respect to its Intellectual Property.

               (x) The terms defined below shall have the respective meanings indicated:

                    (A) "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including, without limitation, all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (v) all computer software (including data and related documentation), (vi) all other proprietary rights, (vii) all copies and tangible embodiments thereof (in whatever form or medium), and (viii) all licenses or agreements in connection with the foregoing, in each case on a worldwide basis and used or useful in Maker's business.

                    (B) "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

               (i) Maker is not an "investment company," as defined in the Investment Company Act of 1940, as amended.

               (j) No representation, warranty or statement made by Maker in or pursuant to this Note contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading.

     8. Representations and Warranties of Payee.

          (a) Payee (i) represents that it is an "accredited investor" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, (ii) represents that it has received adequate information about Maker to determine the advisability of a purchase of Maker's securities, (iii) represents that it is acquiring the Note and will acquire any Conversion Shares for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except with respect to the Conversion Shares pursuant to the registration of the offer and sale thereof under the Securities Act (iv) acknowledges that the offer and sale of the Note and any Conversion Shares have not been registered under the Securities Act and (v) agrees that it will not sell or otherwise transfer this Note or any Conversion Shares except pursuant to the terms and conditions specified herein (including, without limitation, Section 8(c)) and that it will cause any permitted transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein.

          (b) Except as provided in Section 8(d), this Note and each certificate for Conversion Shares issued to Payee or to a subsequent transferee thereof pursuant to Section 8(c) shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to this Note or Conversion Shares); provided, however, that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule 144 under the Securities Act or if the opinion of counsel referred to in Section 8(c) is to the further effect that neither such legend nor the restrictions on transfer in this Section 8 are required in order to ensure compliance with the Securities Act:

     THIS PROMISSORY NOTE AND ANY SHARES PURCHASABLE ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. THIS NOTE AND ANY SUCH CONVERSION SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN AND ARE SUBJECT TO OTHER PROVISIONS OF THAT CERTAIN PROMISSORY NOTE, DATED MARCH 2, 2000, MADE BY MAKER AND THE INITIAL HOLDER THEREOF (AS SUCH PROMISSORY NOTE MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME), A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF MAKER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          (c) Prior to (or promptly after, in the case of a transfer to an Affiliate) any assignment, transfer or sale of this Note or any Conversion Shares (other than a transfer among the Holder and/or an Affiliate thereof), the Holder shall give written notice to Maker of the Holder's intention to effect such assignment, transfer or sale, which notice shall set forth the date of such proposed assignment, transfer or sale and the identity of the proposed transferee. A Holder wishing to effect such a transfer of this Note or any Conversion Shares shall also furnish to Maker an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and, unless the transferee is an Affiliate of such holder, a written opinion of such Holder's counsel to the effect that the proposed transfer may be effected without registration under the Securities Act. As used herein, "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, a Person shall be deemed to "control" another Person if such first Person possesses directly or indirectly the power to (i) vote 10% or more of the securities having ordinary voting power for the selection of directors of such Person, or (ii) direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

          (d) The restrictions set forth in this Section 9 shall terminate and cease to be effective with respect to this Note or Conversion Shares the offer and sale of which are registered under the Securities Act or upon receipt by Maker of an opinion of counsel knowledgeable as to securities matters, in form reasonably satisfactory to Maker, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the transfer of this Note or the Conversion Shares; provided, however, that after two years from the date of issuance of any Conversion Shares (or such shorter period as may be provided by Rule 144(k) promulgated under the Securities Act), such restrictions shall automatically terminate with respect to the Holder if not an affiliate (as defined in the Securities Exchange Act of 1934, as amended) of Maker (without the necessity of any opinion of counsel) as to this Note and as to any Conversion Shares issued in respect of this Note upon exercise of the conversion right set forth herein. Whenever such restrictions shall so terminate the holder of this Note and/or Conversion Shares shall be entitled to receive from Maker, without expense (other than transfer taxes, if any), a reissued Note and certificates for such Conversion Shares not bearing the legend set forth in Section 8(b), at which time Maker will rescind any transfer restrictions relating thereto.

     9. Assignment. Subject to the restrictions on transfer described in Section 8, the rights and obligations of Maker and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

     10. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of Maker or any other matters or any rights whatsoever as a stockholder of Maker; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or any shares of Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

     11. Compliance with Usury Statutes. It is the intent of Payee and Maker in the execution and delivery of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law, neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate or in an amount in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the amount of interest that would have accrued at the applicable maximum lawful rate, Payee or any other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of interest at the lawful rate shall, upon such determination, at the option of Payee or other holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution and delivery of this Note, Maker acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that such loan is in fact usurious, it will give Payee or other holder of this Note notice of such condition and Maker agrees that Payee or other holder shall have 90 days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Note shall mean the laws of the State of New York or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

     12. Cost of Collection. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Payee or other holder of this Note, in addition to the principal and interest due and payable hereon, all costs and expenses of Payee or other holder in enforcing this Note, including, without limitation, reasonable attorneys' and collection fees.

     13. Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

     14. Notices. Any notice, request, instruction or other document to be given under this Note after the date hereof by any party hereto to any other party shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally or by telecopier with confirmed receipt, or on the third day after mailing if sent by certified mail, postage prepaid, at the addresses set forth below:


     If to Maker:                   i2v2.com Inc.
                                    200 Church Street, Suite 401
                                    New York, New York 10013
                                    Attn: General Counsel
                                    Facsimile: 212.571.9944

     If to Payee:                   eVentures Group, Inc.
                                    c/o HW Partners L.P.
                                    1601 Elm Street, 40th Floor
                                    Dallas, Texas 75201
                                    Attn: General Counsel
                                    Telecopy: 214.720.1667

Any change in the address of any party hereunder shall not be effective as to the other party unless notice of such change of address is sent to the other party in accordance with the foregoing.

     15. Amendments and Waivers. Any provision of this Note may be amended, supplemented, waived, discharged or terminated by a written instrument signed by Maker and the Holder hereof.

     16. Delays and Omissions. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this Note or exercising other remedies for Maker's failure to timely perform its obligations hereunder. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of Maker's failure to timely perform its obligations under this Note.

     17. Binding Effect. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of Maker and Payee.

     18. Headings; Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the entities or persons referred may require. The headings of the sections of this Note are inserted for convenience only and shall not constitute a part hereof nor affect in any way the meaning or interpretation of this Note. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section or other subdivision.

     19. Severability. If any provision of this Note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Note shall not be affected thereby, and this Note shall be liberally construed so as to carry out the intent of the parties to it.

     22. Payment of Payee's Expenses. Maker agrees to pay the reasonable fees and expenses of Payee's counsel in connection with the negotiation, execution and delivery of this Note, that certain Warrant Agreement of even date herewith between Maker and Payee, and any modification hereof or thereof.

     23. Equity Financing. In connection with the first Equity Financing occurring subsequent to the date hereof (and no other Equity Financing), Maker shall give Payee written notice at least 20 days prior to the closing thereof, which notice shall describe in reasonable detail the proposed material terms thereof, including, without limitation, the number of shares of capital stock to be sold, the consideration to be paid, the name and address of each prospective purchaser, and the material rights to be accorded such proposed purchaser. Payee shall have the right, exercisable by delivery of written notice to Maker within 15 days after receipt of such notice, to purchase up to 50% of the securities proposed to be sold in such Equity Financing, on the same terms and conditions specified in such notice. In the event that a single purchaser of equity securities in the Company having a value of at least $10 million requests in writing that the Payee not exercise the rights granted in this Section 23, then the Payee will waive its rights set forth in this
Section 23.

     21. Miscellaneous. The records of Payee shall be prima facie evidence of the amounts owing on this Note.

     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER FOR THE GIVING OF NOTICES SET FORTH ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

     MAKER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE HOLDER OF THIS NOTE, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

     THIS NOTE AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      [the next page is the execution page]

     IN WITNESS WHEREOF, this Note has been executed and delivered as of the date first above written.
                                        MAKER:

                                        i2v2.COM INC.



                                        By:
                                           -------------------------------------
                                            Its:
                                                --------------------------------

                                        PAYEE:

                                        eVENTURES GROUP, INC.

                                        By: /s/ STUART CHASANOFF
                                           -------------------------------------
                                            Its: Vice President-Business
                                                 Development
                                                --------------------------------

                              NOTICE OF CONVERSION

                   (TO BE SIGNED ONLY UPON CONVERSION OF NOTE)


TO: i2v2.COM INC.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of i2v2.com Inc., to the extent of $__________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, ____________________________, whose address is________________________________.


     Dated:
           ----------------------------



                              --------------------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Note)



                              --------------------------------------------------
                                               (Address)